Exhibit 99.4

The following unaudited selected pro forma financial data and explanatory notes are intended to provide information about how the sale of 79.6% of U.S. Premium Beef, LLC’s (USPB) ownership interest in National Beef Packing Company, LLC (NBP) to Leucadia National Corporation (LUK) might have affected our historical consolidated balance sheet if it had been consummated as of August 27, 2011 and our historical consolidated statement of operations if it had been consummated as of August 28, 2010. The following unaudited pro forma financial data are provided for informational purposes only and do not necessarily reflect our results of operations or financial position had the acquisition occurred as of the date indicated, nor should they be taken as necessarily indicative of our future results of operation or financial position.

U.S. PREMIUM BEEF, LLC AND SUBSIDIARIES

Proforma Balance Sheet

(thousands of dollars, except unit information)

	Historical	Pro Forma (6)		Pro Forma
	8/27/2011	Adjustments		8/27/2011
Assets
Current assets:
Cash and cash equivalents	78,567	559,172	(1)	637,739
Accounts receivable, less allowance for returns and doubtful accounts of $3,368 and $2,891, respectively	200,254	(200,254	)(2)	0
Due from affiliates	5,868	(5,803	)(2)	65
Other receivables	7,448	(7,448	)(2)	0
Inventories	276,783	(276,783	)(2)	0
Other current assets	25,975	(25,975	)(2)	0
Total current assets	594,895	42,909		637,804
Property, plant, and equipment, at cost	608,261	(608,020	)(3)	241
Less accumulated depreciation	271,877	(271,649	)(3)	228
Net property, plant, and equipment	336,384	(336,371)		13
Goodwill	86,251	(86,251	)(3)	0
Other intangible assets, net of accumulated amortization of $18,230 and $16,128, respectively	56,520	(56,520	)(3)	(0)
Investment in National Beef Packing Company, LLC		144,390	(4)	144,390
Other assets	8,119	(7,690	)(2)	429
Total assets	1,082,169	(299,533)		782,636
Liabilities and Capital Shares and Equities
Current liabilities:
Current installments of long-term debt	38,486	(38,486	)(2)	0
Cattle purchases payable	73,407	(73,407	)(2)	0
Accounts payable - trade	81,245	(81,226	)(2)	19
Due to affiliates	486	(460	)(2)	26
Accrued compensation and benefits	83,124	(77,288	)(2)	5,836
Accrued insurance	17,271	(17,271	)(2)	0
Other accrued expenses and liabilities	19,946	(19,242	)(2)	704
Distributions payable	8,199	(7,987	)(2)	212
Total current liabilities	322,164	(315,367)		6,797
Long-term liabilities:
Long-term debt, excluding current installments	321,926	(321,926	)(2)	0
Other liabilities	1,954	(1,954	)(2)	0
Total long-term liabilities	323,880	(323,880)		0
Total liabilities	646,044	(639,247)		6,797
Non-controlling interest in National Beef Packing Company, LLC	351,071	(351,071	)(2)	0
Capital shares and equities:
Members’ capital, 735,385 and 735,385 Class A units and 755,385 and 755,385
Class B units authorized, issued and outstanding	39,768	693,941	(5)	733,709
Patronage notices	42,130	0		42,130
Accumulated other comprehensive income	68	(68	)(2)	0
Total capital shares and equities attributable to USPB	81,966	693,873		775,839
Non-controlling interest in Kansas City Steak Company, LLC	3,088	(3,088	)(2)	0
Total capital shares and equities	85,054	690,785		775,839
Total liabilities, non-controlling interest in NBP and capital shares and equities	1,082,169	(299,533)		782,636

Notes:

(1)	Eliminates cash held by NBP as of the balance sheet date plus cash received by USPB at closing of the transaction with LUK ($609,834)
(2)	Eliminates assets held by NBP as of the balance sheet date
(3)	Eliminates assets held by NBP as of the balance sheet date and purchase accounting related to FY 2009 purchase of minority interests
(4)

USPB’s estimated ongoing investment in NBP (15.0729%) giving consideration to transaction equity value and assuming a 16.7% control premium. USPB has a Board seat at NBP and expects to record its investment in NBP as an equity method investment following the LUK transaction.

(5)	Adjustment includes estimated gain on sale to LUK of $748,933 and eliminates purchase accounting related to FY2009 purchase of minority interests
(6)	Proceeds from transaction will be distributed to USPB unitholders ($517,704), used to redeem patronage notices ($42,130) and the balance held for working capital purposes.

U.S. PREMIUM BEEF, LLC AND SUBSIDIARIES

Proforma Statement of Operations

(thousands of dollars, except unit information)

	Historical 52 weeks ended August 27, 2011	Pro Forma Adjustments		Pro Forma 52 weeks ended August 27, 2011
Net sales	$6,849,467	$(6,849,467	)(1)	$—
Costs and expenses:
Cost of sales	6,473,292	(6,473,292	)(1)	—
Selling, general, and administrative expenses	60,669	(52,023	)(1)	8,646
Depreciation and amortization	54,590	(54,578	)(2)	12
Total costs and expenses	6,588,551	(6,579,893)		8,658
Operating income	260,916	(269,574)		(8,658)
Other income (expense):
Interest income	33	(15	)(1)	18
Interest expense	(11,746)	11,708	(1)	(38)
Equity In earnings of NBP investment	—	39,045	(3)	39,045
Other, net	279	(305	)(1)	(26)
Total other expense	(11,434)	50,433		38,999
Income before taxes	249,482	(219,141)		30,341
Income tax expense	(2,590)	2,525	(1)	(65)
Net income	246,892	(216,616)		30,276
Less: Net income attributable to non-controlling interest in:
Kansas City Steak Company, LLC	(551)	551	(4)	—
National Beef Packing Company, LLC	(78,747)	78,747	(5)	—
Net income attributable to U.S. Premium Beef, LLC	$167,594	$(137,318)		$30,276

Earnings per unit:
Basic
Class A units	$22.79			$4.12
Class B units	$199.68			$36.07
Diluted
Class A units	$22.42			$4.05
Class B units	$199.68			$36.07

Outstanding weighted-average Class A and Class B units:
Basic
Class A units	735,385			735,385
Class B units	755,385			755,385
Diluted
Class A units	747,600			747,600
Class B units	755,385			755,385

Notes:

(1)	Eliminates NBP statement of operations items
(2)	Eliminates NBP statement of operations items and purchase accounting related to FY 2009 purchase of minority interests
(3)	Represents USPB’s share (15.0729%) of NBP’s earnings recorded on the equity method
(4)	Eliminates non-controlling interest in Kansas City Steak Company, LLC
(5)	Eliminates non-controlling interest in National Beef Packing Company, LLC’s